As filed with the Securities and Exchange Commission on February 25, 2021
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Groupon, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-0903295 (IRS Employer Identification No.)
600 West Chicago Avenue
Suite 400
Chicago, Illinois 60654
312-334-1579
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Dane A. Drobny, Esq.
Groupon, Inc.
600 West Chicago Avenue
Suite 400
Chicago, Illinois 60654
312-334-1579
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Steven J. Gavin, Esq.
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601
312-558-5600
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this form is a post-effective amendment to a registration statement filed pursuant General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act. check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒ (Do not check if a smaller reporting company)
Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock	— (3)	— (3)	— (3)	—
Preferred Stock	— (3)	— (3)	— (3)	—
Debt Securities	—	—	—	—
Warrants	—	—	—	—
Subscription Rights	—	—	—	—
Stock Purchase Contracts	—	—	—	—
Stock Purchase Units	—	—	—	—
Total
(1)    An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are issuable on conversion, exchange or exercise of other securities or that are issued in units or depositary shares.
(2)    In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, Groupon, Inc. is deferring payment of all of the registration fee.
(3) Includes rights to acquire common stock or preferred stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.

PROSPECTUS
Common Stock
Preferred Stock
Debt Securities
Warrants
Subscription Rights
Stock Purchase Contracts
Stock Purchase Units
We or any selling securityholder may offer and sell, at any time and from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, any of the following securities:
•common stock;
•preferred stock;
•debt securities;
•warrants;
•subscription rights;
•stock purchase contracts; and
•stock purchase units.
When we use the term ‘‘securities” in this prospectus, we mean any of the securities we or selling securityholders may offer with this prospectus, unless we say otherwise.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. This prospectus and any accompanying prospectus supplement may be used to offer securities for the account of persons other than us, including selling securityholders.
We or any selling securityholders may offer and sell these securities to or through underwriters, dealers and agents or directly to purchasers. The applicable prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering, including any required information about the firms we use and the discounts or commissions we may pay them for their services. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of securities by the selling securityholders. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 15 of this prospectus.
Effective June 10, 2020, we filed an amendment to our restated certificate of incorporation, as amended (the “Restated Certificate”) to effect a reverse stock split of the issued and outstanding shares of common stock at a ratio of 1-for-20 shares. Every 20 shares of issued and outstanding common stock were combined and converted into one issued and outstanding share of common stock. The number of authorized shares of common stock was reduced proportionately. All share amounts in this prospectus have been adjusted to reflect the reverse stock split.
You should read this prospectus and any supplement carefully before you invest. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system. Neither we nor any selling securityholders may use this prospectus to sell securities unless it includes a prospectus supplement.
If any securities are to be listed or quoted on a securities exchange or quotation system, our prospectus supplement will say so. Our common stock is listed on the NASDAQ Global Select Market (“NASDAQ”) and trades under the symbol “GRPN.”
_________________
Investing in our securities involves risks. You should carefully read and consider the risk factors included in this prospectus under the section entitled “Risk Factors” on page 3 of this prospectus, in any applicable prospectus supplement relating to a specific offering of securities, in our periodic reports filed with the Securities and Exchange Commission (“SEC”) and in any other documents we file with the SEC.
Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
_________________
The date of this prospectus is February 25, 2021.

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement, and in other offering material, if any, or information contained in documents to which you are referred by this prospectus or any prospectus supplement, or in other offering material, if any. We have not authorized anyone to provide you with different information. We are not offering to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement or other offering material is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

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ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we have filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we and certain securityholders may sell, at any time, and from time to time, in one or more offerings, an indeterminate amount of any combination of the securities described in this prospectus.
This prospectus provides you with only a general description of the securities we or selling securityholders may offer. It is not meant to be a complete description of any security. Each time we or selling securityholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. We and any underwriter or agent that we may from time to time retain may also provide other information relating to an offering, which we refer to as “other offering material.” The prospectus supplement as well as the other offering material may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. You should read this prospectus, any prospectus supplement, and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with additional information described in the section entitled “Where You Can Find More Information” and any other offering material. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.
Unless we state otherwise or the context otherwise requires, the terms “Groupon,” the “Company,” “we,” “us,” and “our” in this prospectus refer to Groupon, Inc., a Delaware corporation, and its consolidated subsidiaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference into this prospectus the following documents:
(a)Annual Report on Form 10-K for the year ended December 31, 2020;
(b)the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A, filed on April 28, 2020;
(c)the description of our common stock contained in our Registration Statement on Form 8-A/A (Amendment No. 1) filed with the SEC on October 31, 2016, and any amendments or reports filed for the purpose of updating such description; and
(d)all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC, unless we expressly provide otherwise.
You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting Groupon, Inc., 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654, phone number 312‑334‑1579.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements and information in this prospectus and the documents we incorporate by reference may constitute “forward looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations. The words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “continue” and other similar expressions are intended to identify forward-looking statements. We have based these forward looking statements largely on current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to, effects of COVID-19 or other pandemics or disease outbreaks on our business; our ability to execute, and achieve the expected benefits of our go-forward strategy; execution of our business and marketing strategies; volatility in our operating results; challenges arising from our international operations, including fluctuations in currency exchange rates, legal and regulatory developments and any potential adverse impact from the United Kingdom's exit from the European Union; global economic uncertainty; retaining and adding high quality merchants; retaining existing customers and adding new customers; competing successfully in our industry; providing a strong mobile experience for our customers; managing refund risks; retaining and attracting members of our executive team and other qualified personnel; customer and merchant fraud; payment-related risks; our reliance on email, internet search engines and mobile application marketplaces to drive traffic to our marketplace; cybersecurity breaches; maintaining and improving our information technology infrastructure; reliance on cloud-based computing platforms; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; lack of control over minority investments; managing inventory and order fulfillment risks; claims related to product and service offerings; protecting our intellectual property; maintaining a strong brand; the impact of future and pending litigation; compliance with domestic and foreign laws and regulations, including the CARD Act, GDPR and regulation of the Internet and e-commerce; classification of our independent contractors or employees; exposure to greater than anticipated tax liabilities; adoption of tax legislation; our ability to raise capital if necessary; risks related to our access to capital and outstanding indebtedness, including our convertible senior notes; our convertible senior notes; our common stock, including volatility in our stock price; our ability to realize the anticipated benefits from the hedge and warrant transactions; and those risks and other factors discussed in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, as well as in our consolidated financial statements, related notes, and the other financial information appearing elsewhere in that report and our other filings with the SEC.
We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. We do not intend, and undertake no obligation, to update, clarify or revise any of our forward-looking statements after the date of this prospectus to reflect actual results or future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date that such statements were made.

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to any specific security. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. For more information, see the sections entitled “Information Incorporated By Reference” and “Where You Can Find More Information” on pages 1 and 18, respectively, of this prospectus. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. You could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.
ABOUT GROUPON, INC.
Groupon is a global scaled two-sided marketplace that connects consumers to merchants. Consumers access our marketplace through our mobile applications and our websites, primarily localized groupon.com sites in many countries. We operate in two segments, North America and International, and in three categories, Local, Goods and Travel. Our mission is to be the destination where consumers discover fun things to do and local businesses thrive. For our customers, this means giving them an amazing selection of experiences at great values. For our merchants, this means making it easy for them to partner with Groupon and reach millions of consumers around the world.
Currently, we generate product and service revenue from the following business operations:
Service Revenue from Local, Travel, and Goods Categories: Service revenue primarily represents the net commissions earned from selling goods or services on behalf of third-party merchants. Service revenue is reported on a net basis as the purchase price collected from the customer less the portion of the purchase price that is payable to the third-party merchant. We also earn commissions when customers make purchases with retailers using digital coupons accessed through our websites and mobile applications.
Product Revenue from Goods Category: We generate product revenue from our sales of first-party Goods inventory, which are direct sales of merchandise inventory. For product revenue transactions, we are the primary party responsible for providing the good to the customer, we have inventory risk and we have discretion in establishing prices. As such, product revenue is reported on a gross basis as the purchase price received from the customer. Product revenue, including associated shipping revenue, is recognized when title passes to the customer upon delivery of the product. We have transitioned to a third-party marketplace in North America as of the end of 2020 and will begin to transition to a third-party marketplace in International in the second quarter 2021. Following the International transition, we expect our Goods category to primarily generate revenue on a net basis within service revenue.
Our principal executive offices are located at 600 West Chicago Avenue, Suite 400, Chicago, IL 60654. Our telephone number is (312) 334-1579. Our website address is www.groupon.com. The information on or accessible through our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus.

USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement or other offering materials, the net proceeds we receive from the sale of the securities offered by this prospectus and the applicable prospectus supplement will be used for working capital and other general corporate purposes. We will have significant discretion in the use of any net proceeds. General corporate purposes may include, but are not limited to:
•the financing of our operations;
•the repayment or refinancing of debt;
•capital expenditures; or
•the financing of possible acquisitions or business expansion.
The net proceeds from the sale of securities may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose. When particular securities are offered, we will describe in the applicable prospectus supplement our intended use for the net proceeds received from the sale of such securities.
Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the capital stock, debt securities, warrants, subscription rights, stock purchase contracts and stock purchase units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of any security. At the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK
General
The following description of our capital stock and of certain provisions of our Restated Certificate, and amended and restated by-laws, as amended (the “A&R By-laws”) and of certain provisions of Delaware law do not purport to be complete and are subject to and qualified in their entirety by reference to the Restated Certificate and the A&R By-laws and the General Corporation Law of the State of Delaware (the “DGCL”). Our Restated Certificate and A&R By-laws are filed herewith and incorporated herein by reference. References in this section to the “Company,” “we,” “us” and “our” refer to Groupon, Inc. and not to any of its subsidiaries.
Effective June 10, 2020, we effected a reverse stock split of the issued and outstanding shares of common stock at a ratio of 1-for-20 shares. Every 20 shares of issued and outstanding common stock were combined and converted into one issued and outstanding share of common stock. The number of authorized shares of common stock was reduced proportionately. All share amounts in this prospectus have been adjusted to reflect the reverse stock split.
As of the date hereof, our authorized capital stock consists of 150,500,000 shares, of which 100,500,000 shares are common stock, par value $0.0001 per share, and 50,000,000 shares are preferred stock, par value $0.0001 per share. All of our outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable. No shares of preferred stock are outstanding.
Common Stock
Pursuant to our Restated Certificate, our board of directors has the authority to issue up to 100,500,000 shares of common stock. Each holder of common stock shall be entitled to one (1) vote for each such share on any matter that is submitted to a vote of stockholders and shall otherwise have the rights conferred by the DGCL in respect of such shares. Each share of our common stock is entitled to participate equally in dividends out of funds legally available therefor, as and when declared by our board of directors, and in the distribution of assets in the event of liquidation. In addition, holders of common stock will vote as a single class of stock on any matter that is submitted to a vote of stockholders. All matters, other than the election of directors, must be approved by the majority of the voting power of the shares represented in person or by proxy at the meeting and entitled to vote. Directors shall be elected by a plurality of the voting power of the shares represented in person or by proxy at the meeting and entitled to vote.
The holders of our common stock have no preemptive or conversion rights, redemption provisions or sinking fund provisions. Our common stock is not subject to future calls or assessments by us.
Our common stock is listed on the NASDAQ Global Select Market under the symbol “GRPN.”
Preferred Stock
Pursuant to our Restated Certificate, our board of directors has the authority, subject to any limitations prescribed by law, without approval by the stockholders, to issue up to a total of 50,000,000 shares of preferred stock, in one or more series. Our board of directors may establish the number of shares to be included in each such series and may fix the designations, preferences, powers and other rights of the shares of a series of preferred stock. Our board of directors could authorize the issuance of preferred stock with voting or conversion rights that could dilute the voting power or rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company and might harm the market price of our common stock. If any preferred stock is issued, you should refer to the certificate of designations establishing such particular series of preferred stock, which will be filed with the Secretary of State of the State of Delaware and the SEC in connection with any such offering of preferred stock.

Each prospectus supplement relating to a series of preferred stock may describe certain material U.S. federal income tax considerations applicable to the purchase, holding and disposition of such series of preferred stock.
Anti-Takeover Effects of Delaware Law, Our Restated Certificate and Our A & R By-Laws
Certain provisions of our Restated Certificate, A&R By-laws and the DGCL may have anti-takeover effects. The provisions are designed to reduce, or have the effect of reducing, our vulnerability to unsolicited takeover attempts.
Number of Directors; Removal; Vacancies. We currently have eight (8) directors (and one vacancy) and our Restated Certificate and A&R By-laws provide that we shall have such number of directors as is determined by a resolution of the board of directors then in office, No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. Vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors then in office. Our Restated Certificate and our A&R By-laws provide that directors may be removed with or without cause by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote generally in the election of directors.
Special Meetings of Stockholders; Limitations on Stockholder Action by Written Consent. Our Restated Certificate and our A&R By-laws provide that special meetings of our stockholders may be called only by our Chairman of the board of directors, our Chief Executive Officer, a majority of our board of directors then in office or holders of not less than a majority of our issued and outstanding voting stock. Any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting of stockholders and may not be effected by written consent unless the action to be effected and the taking of such action by written consent have been approved in advance by our board of directors.
Cumulative Voting. Our Restated Certificate does not provide for cumulative voting in the election of directors.
Amendments; Vote Requirements. The affirmative vote of the holders of a majority of the voting power of the outstanding shares entitled to vote generally in the election of directors, voting together as single class, is required for stockholders to amend or repeal, or adopt any provision of our Restated Certificate inconsistent with certain Articles therein, including those provisions relating to action by written consent and the ability of stockholders to call special meetings and (ii) amend our A&R By-laws.
Authorized but Unissued Shares; Undesignated Preferred Stock. The authorized but unissued shares of our common stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. In addition, our board of directors may authorize, without stockholder approval, undesignated preferred stock with voting rights or other rights or preferences that could impede the success of any attempt to acquire us. The existence of authorized but unissued shares of common stock or preferred stock could render it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Advance Notice Requirements for Stockholder Proposals and Nomination of Directors. Our A&R By-laws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate individuals for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices within the deadlines specified in our A&R By-laws. Our A&R By-laws also specify requirements as to the form and content of a stockholder’s notice. These provisions could have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage a third party from conducting a solicitation of proxies to elect such third party’s slate of directors or otherwise attempt to obtain control of us.
Section 203 of the Delaware General Corporation Law. We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
•before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
In addition, pursuant to that certain investment agreement, dated April 3, 2016, between the Company and A-G Holdings, L.P., as amended (the “Investment Agreement,” and the transactions contemplated thereby, the “Atairos Transaction”), we have exempted the Atairos Transaction and all actions taken pursuant to or in connection with such transaction from the restrictions of Section 203.
In general, Section 203 defines a business combination to include the following:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, transfer, pledge or other disposition involving the interested stockholder of the assets of the corporation that have an aggregate market value of 10% or more of either the aggregate market value of (i) all assets of the corporation determined on a consolidated basis or (ii) all outstanding stock of the corporation;
•subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•subject to certain exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.
In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, (i) owns 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within the three years immediately prior to the time of determination of interested stockholder status.
Shareholder Rights Agreement
On April 10, 2020, the board of directors declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock to purchase from the us one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.0001 per share, of the Company (the “Junior Preferred Stock”) at a price of $5.00 per one one-thousandth of a share of Junior Preferred Stock (the “Purchase Price”), subject to adjustment as provided in the Rights Agreement (defined below). The dividend is payable to stockholders of record at the close of business on April 20, 2020 (the “Record Date”). On November 4, 2020, the Company and

Computershare Trust Company, N.A., as Rights Agent, entered into Amendment No. 1 to Rights Agreement (“Amendment No. 1”), which amended Section 1(b) and Clause A of Section 1(d)(iii) of the Rights Agreement, dated as of April 10, 2020, by and between the Company and the Rights Agent (as amended by Amendment No. 1 and as may be further amended from time to time, the “Rights Agreement”). The description and terms of the Rights are set forth in a Rights Agreement. The Rights Agreement expires on March 10, 2021.
The board of directors adopted the Rights Agreement to ensure that the board of directors remains in the best position to perform its fiduciary duties and to enable all of our stockholders receive fair and equal treatment. The Rights Agreement is also intended to protect us and our stockholders from efforts to obtain control of the Company that the board of directors determines are not in our best interests. The Rights may cause substantial dilution to any person or group that attempts to acquire us without the approval of the board of directors. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving us that is not approved by the board of directors.
Choice of Forum
Our Restated Certificate provides that the Court of Chancery of the State of Delaware will be the exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a breach of fiduciary duty; (iii) any action asserting a claim against us arising pursuant to the DGCL, our Restated Certificate or our A&R By-laws; or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 150 Royall Street, Canton, MA 02021.

DESCRIPTION OF DEBT SECURITIES
General
The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. The terms of our debt securities will include those set forth in the indentures and those made a part of the indentures by the Trust Indenture Act of 1939, as amended (the “TIA”). You should carefully read the summary below, the applicable prospectus supplement and the provisions of the indentures that may be important to you before investing in our debt securities.
We may issue debt securities from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a senior indenture and subordinated debt securities may be issued under a subordinated indenture. If we issue debt securities pursuant to an indenture, in the applicable prospectus supplement we will specify the trustee under such indenture. We will include in a supplement to this prospectus the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of these provisions and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture).

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Groupon, Inc. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.
Terms
The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:
•the title of the debt securities;
•whether the debt securities will be senior debt securities or subordinated debt securities;
•any limit upon the aggregate principal amount of the debt securities;
•whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;
•the date or dates on which the principal amount of the debt securities will mature;
•if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue and the basis for calculating interest if other than a 360-day year of twelve 30-day months;
•if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;
•the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;
•the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;
•any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;
•any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;
•if the currency in which the debt securities will be issuable is U.S. dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any bearer securities will be issuable, if other than the denomination of $5,000;
•if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;
•the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of default or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;
•any addition to or change in the covenants in the indentures;

•the name and location of the corporate trust office of the applicable trustee under the indenture for such series of notes;
•if other than U.S. dollars, the currency in which the debt securities will be paid or denominated;
•if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;
•the designation of the original currency determination agent, if any;
•if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;
•if the debt security is also an original issue discount debt security, the yield to maturity;
•if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;
•the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;
•whether and under what circumstances we will pay additional amounts to non-U.S. holders in respect of any tax assessment or government charge;
•whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;
•if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;
•the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;
•any restriction or condition on the transferability of the debt securities;
•the assets, if any, that will be pledged as security for the payment of the debt security;
•whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;
•the forms of the debt securities; and
•any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the TIA.
Any limit on the maximum total principal amount for any series of the debt securities may be increased by resolution of our board of directors. We may sell the debt securities, including original issue discount securities, at a substantial discount below their stated principal amount. If there are any special U.S. federal income tax considerations applicable to debt securities we sell at an original issue discount, we will describe them in the prospectus supplement. In addition, we will describe in the prospectus supplement any special U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars.
In addition, any debt securities offered hereby may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The applicable prospectus supplement will set forth the terms and conditions of such conversion or exchange, including, if applicable:
•the conversion or exchange price;
•the conversion or exchange period;
•provisions regarding our ability or that of the holder to convert or exchange the debt securities;
•events requiring adjustment to the conversion or exchange price; and
•provisions affecting conversion or exchange in the event of our redemption of such debt securities.
This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.
Events of Default
The following are events of default under the indentures with respect to any debt securities:
•failure to pay any installment of interest on any debt security of that series when due, continued for 90 days;
•failure to pay principal of, or premium, if any, on any debt security of that series when due;
• failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;
• failure to perform any other covenant of ours in the applicable indenture, other than a covenant included in the applicable indenture solely for the benefit of any series of debt securities other than that series, continued for 90 days after written notice as provided in the applicable indenture;
• certain events in bankruptcy, insolvency or reorganization; and
• any other event of default provided with respect to debt securities of that series.
If an event of default with respect to the outstanding debt securities of any series occurs and continues either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all debt securities of that series to be due and payable immediately; provided that in the case of certain events of bankruptcy, insolvency or reorganization, such principal amount, or portion thereof, will automatically become due and payable. However, at any time after an acceleration with respect to debt securities of any series has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration. You must read the applicable prospectus supplement for a description of the acceleration provisions of any debt securities issued as original issue discount or indexed securities.
Restrictive Covenants
We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.
DESCRIPTION OF WARRANTS
We expect the following provisions will generally apply to warrants we may offer, unless we specify otherwise in the applicable prospectus supplement.
We may issue warrants for the purchase of common stock, preferred stock or debt securities (collectively “warrants”). Warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement (a “warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “warrant agent”). The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the warrants are subject to, and are qualified in their entirety by reference to, the provisions of the warrant agreement.
General
If we offer warrants to purchase common stock, preferred stock or debt securities, the related prospectus supplement will describe the terms of the warrants, including, if applicable:
•the title of the warrants;
•the offering price, if any;
•the aggregate number of the warrants;
•the designation, terms and principal amount of the common stock, preferred stock or debt securities purchasable upon exercise of the warrants and the initial price at which such securities may be purchased upon exercise;
•the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;
•if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;
•if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•a discussion of certain federal income tax considerations, if applicable;
•the redemption or call provisions, if any;
•the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•the antidilution provisions of the warrants; and
•any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.
The shares of common or preferred stock issuable upon exercise of the warrants will, when issued in accordance with the warrant agreement, be fully paid and non-assessable.
No Rights
Holders of warrants will not be entitled, by virtue of being such holders, to any rights of holders of the underlying securities. For example, holders of warrants will have no rights to:
•vote or consent;
•receive dividends;
•payments of principal of and interest, if any, on the securities;
•receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•exercise any rights whatsoever as our stockholders.
Exchange of Warrant Certificate
Warrant certificates may be exchanged for new warrant certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the warrant agent, which will be listed in the related prospectus supplement, or at such other office as may be set forth therein.
Exercise of Warrants
Warrants may be exercised by surrendering the warrant certificate at the corporate trust office of the warrant agent, with the form of election to purchase on the reverse side of the warrant certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the prospectus supplement. Upon the exercise of warrants, the warrant agent will, as soon as practicable, deliver the securities in authorized denominations in accordance with the instructions of the exercising warrant holder and at the sole cost and risk of such holder. If less than all of the warrants evidenced by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants. The holder of a warrant must pay any tax or other governmental charge imposed in connection with the issuance of underlying debt securities or our common stock purchased upon exercise of a warrant.
Modifications
The warrant agreements and the terms of the warrants may be modified or amended by us and the warrant agent, without the consent of any holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner that we deem necessary or desirable and that will not materially adversely affect the interests of the holders of the warrants.
Together with the warrant agent, we may also modify or amend the warrant agreement and the terms of the warrants with the consent of a majority of the holders of the then outstanding unexercised warrants affected thereby. No modification or amendment of that type that accelerates the expiration date, increases the exercise price, reduces the number of outstanding warrants required for consent of any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the warrants, may be made without the consent of each holder affected thereby.
DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase debt securities, preferred stock, common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.
The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered. Each applicable prospectus supplement may also describe material U.S. federal income tax considerations applicable to the purchase, holding and disposition of such subscription rights. A holder or prospective holder of subscription rights should refer to the applicable prospectus supplement for more specific information.
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and requiring us to sell to the holders, a specified number of shares of common stock at a future date or dates.
The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units, or stock purchase units, consisting of a stock purchase contract and either (x) senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, or (y) debt obligations of third parties, including U.S. Treasury securities, in each case, securing the holder’s obligations to purchase our common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract. The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. Each applicable prospectus supplement may also describe material U.S. federal income tax considerations applicable to the purchase, holding and disposition of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities.
SELLING SECURITYHOLDERS
Information about selling securityholders, if any, will be set forth in a prospectus supplement.
PLAN OF DISTRIBUTION
We or any selling securityholder may sell common stock, preferred stock, debt securities, warrants, subscription rights, stock purchase contracts, and/or stock purchase units in one or more of the following ways from time to time:
•to or through underwriters or dealers;
•through itself directly;
•through agents;

•through a combination of any of these methods of sale; or
•through any other methods described in a prospectus supplement.
The prospectus supplements relating to an offering of securities will set forth the terms of such offering, including:
•the name or names of any underwriters, dealers or agents;
•the purchase price of the offered securities and the proceeds to us from the sale;
•any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and
•any public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.
Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased.
In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:
•A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.
•A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.
•A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.
These transactions may be effected on the NASDAQ, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.
If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.
Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in the prospectus supplement relating to that offering, unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.
Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.
Other than our common stock, which is listed on the NASDAQ, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ, subject to official notice of issuance. Any underwriters to whom we or any selling securityholder sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

VALIDITY OF THE SECURITIES
The validity of the securities being offered hereby will be passed upon for us by Winston & Strawn LLP, Chicago, Illinois. Any underwriters, dealers, agents or selling securityholders will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
The financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Groupon’s Annual Report on Form 10-K and the effectiveness of Groupon, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement and the exhibits and schedules thereto are available to the public from the SEC’s website at http://www.sec.gov. You can also access our SEC filings through our website at www.groupon.com. Except as expressly set forth below, we are not incorporating by reference the contents of the SEC website or our website into this prospectus.
The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus.
Information that we file later with the SEC will automatically update and supersede this information. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. See “Information Incorporated by Reference.”
Nothing in this prospectus shall be deemed to incorporate information furnished, but not filed with the SEC, unless we expressly provide otherwise.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following is an estimate, subject to future contingencies of the expenses to be incurred by Groupon in connection with the issuance and distribution of the securities being registered:

SEC registration fee	$	*
Legal fees and expenses		**
Trustee fees and expenses		**
Accounting fees and expenses		**
Printing fees and expenses		**
Miscellaneous fees and expenses		**
Total	$	**
*    In accordance with Rules 456(b) and 457(r) under the Securities Act, Groupon, Inc. is deferring payment of all of the registration fee.
**    Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of securities being offered will be included in the applicable prospectus supplement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
The following description of our indemnification of directors and officers and of certain provisions of our Restated Certificate, the A&R By-laws, and of certain provisions of Delaware law do not purport to be complete and are subject to and qualified in their entirety by reference to the Restated Certificate and the A&R By-laws and the DGCL.
Delaware
Groupon is incorporated under the laws of the State of Delaware.
Delaware General Corporation Law
Section 102(b)(7) of the DGCL allows a corporation to include in its certificate of incorporation a provision limiting or eliminating the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the applicable provisions of the DGCL or obtained an improper personal benefit.
Section 145 of the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful. In the case of an action by or in the right of the corporation, indemnification is permitted only for expenses and not for expenses (including attorneys’ fees) and is not permitted for judgments, fines or amounts paid in settlement, provided that if the person is found to be liable to the corporation, indemnification for expenses is permitted only if ordered the Delaware Court of Chancery or the court in which the action was brought determines that notwithstanding the finding of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.
Governing Documents
Groupon’s Restated Certificate and A&R Bylaws each provide for the exculpation of Groupon’s directors and the indemnification of Groupon’s directors and officers, each to the fullest extent permitted under the DGCL.
As permitted by Section 102(b)(7) of the DGCL, Groupon’s Restated Certificate includes provisions that eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty as directors and officers, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.
In addition, as permitted by Section 145 of the DGCL, Groupon’s A&R By-laws provide that Groupon shall indemnify its directors and officers in actions, suits or proceedings brought against them in those capacities or as a result of serving as a director, officer, employee, agent or trustee of another other business enterprises at Groupon’s request, to the fullest extent permitted by Delaware law.
Groupon’s A&R By-laws provide that Groupon may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.
Groupon’s A&R By-laws also provide that Groupon is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.
Groupon will not be obligated, pursuant to its A&R By-laws, to indemnify a person with respect to proceedings initiated by that person, subject to certain exceptions, such as with respect to proceedings authorized by Groupon’s board of directors prior to their initiation or brought to enforce a right to indemnification.
The rights conferred in Groupon’s A&R By-laws are not exclusive, and Groupon is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.
Groupon may not retroactively amend the A&R By-law provisions to reduce its indemnification obligations to directors, officers, employees and agents.
Indemnification Agreements
Groupon has entered into separate indemnification agreements with certain directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the DGCL and certain additional procedural protections. Groupon also maintains directors and officers insurance to insure such persons against certain liabilities. These indemnification provisions and the indemnification agreements entered into between Groupon and its directors’ and executive officers’ may be sufficiently broad to permit indemnification of Groupon’s directors and executive officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

ITEM 16. EXHIBITS
The following Exhibits are filed as part of this Registration Statement:
EXHIBIT INDEX

Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
1.1*	Form of underwriting agreement
3.1	Restated Certificate of Incorporation	8-A/A	001-35335	3.1	October 31, 2016
3.2	Certificate of Amendment to the Restated Certificate of Incorporation	8-K	001-35335	3.1	June 11, 2020
3.3	Amended and Restated Bylaws	S-1	333-174661	3.2	November 1, 2011
3.4	Amendment to the Amended and Restated By-Laws	8-K	001-35335	3.3	June 14, 2016
4.1	Form of Indenture relating to the senior debt securities					X
4.2	Form of Indenture relating to the subordinated debt securities					X
4.3	Specimen Stock Certificate of Common Stock	8-A/A	001-35335	4.1	October 31, 2016
4.4*	Form of warrant agreement
4.5*	Form of warrant certificate
4.6*	Form of preferred stock certificate
5.1	Opinion of Winston & Strawn LLP regarding legality of the securities being registered					X
23.1	Consent of Independent Registered Public Accounting Firm – Deloitte & Touche LLP					X
23.0	Consent of Winston & Strawn LLP (included in Exhibit 5.1 to this registration statement on Form S-3)					X
24.1	Power of Attorney (included on signature page)					X
25.1**	Form of T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under any indenture constituting Exhibit 4.1 hereto
25.2**	Form of T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under any indenture constituting Exhibit 4.2 hereto

*    To be filed by amendment or as an exhibit to a document incorporated by reference into the registration statement.
**    To be filed separately under the electronic form type 305B2, if applicable.

ITEM 17. UNDERTAKINGS
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 25th day of February, 2021.

GROUPON, INC.

By:	/s/ Melissa Thomas
Melissa Thomas
Chief Financial Officer
POWERS OF ATTORNEY
We the undersigned officers and directors of Groupon, Inc., hereby severally constitute and appoint Aaron Cooper and Melissa Thomas, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Date	Title

/s/ Aaron Cooper	February 25, 2021	Interim Chief Executive Officer
Aaron Cooper		(Principal Executive Officer)

/s/ Melissa Thomas	February 25, 2021	Chief Financial Officer
Melissa Thomas		(Principal Financial Officer)

/s/ Manjunath Gangadharan	February 25, 2021	Chief Accounting Officer
Manjunath Gangadharan		(Principal Accounting Officer)

/s/ Theodore J. Leonsis	February 25, 2021	Chairman of the Board
Theodore J. Leonsis

/s/ Michael Angelakis	February 25, 2021	Director
Michael Angelakis

/s/ Peter J. Barris	February 25, 2021	Director
Peter J. Barris

/s/ Robert J. Bass	February 25, 2021	Director
Robert J. Bass

/s/ Eric P. Lefkofsky	February 25, 2021	Director
Eric P. Lefkofsky

/s/ Valerie Mosley	February 25, 2021	Director
Valerie Mosley

/s/ Helen Vaid	February 25, 2021	Director
Helen Vaid

/s/ Deborah Wahl	February 25, 2021	Director
Deborah Wahl